EXHIBIT INDEX


Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

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Exhibit A:

The Bear Stearns Funds
High Yield Portfolio
10f(3) Transactions
for 6 months ended June 30, 1999

ISSUER:   Dolphin Telecom plc
TRADE DATE:   May 12, 1999
SELLING BROKER:   Chase Securities
NUMBER OF SHARES PURCHASED:   3,000
PURCHASED PRICE U.S. DOLLARS:   50.892
% OF FUND ASSETS:   1.34
% OF ISSUE:   1.02